Exhibit 2.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA




INRE:                                          ) BANKRUPTCY NO.: 03-23239-MBM
                                               )
BICO, INC., f/k/a Biocontrol Technology, Inc., ) CHAPTER 11
      Debtor.                                  )
                                               ) DOCUMENT No.
                                               )


                       ORDER APPROVING JOINT SECOND AMENDED
                       ------------------------------------
                   PLAN OF REORGANIZATION DATED AUGUST 3, 2004
                   -------------------------------------------


     AND NOW, THIS 14 day of October, 2004, after notice and hearing on the

Debtor's Plan of Reorganization dated August 3, 2004, the Court finds as follows:



     1. The Plan has been proposed in good faith and not by any means forbidden by law.

     2. The Plan complies with the provisions of Chapter 11 of the Code.

     3. The Plan does not discriminate unfairly and is equitable with respect to each class of c1aims or interests.

     4. Sufficient notice has been provided to all parties in interest of the Seoond Ammended Joint Plan and Disclosure Statement, and the proposed merger of cXc Servives, Inc. into BICO, Inc.;

     5. The Plan has been accepted in writing by the majority number of creditors required.

     6. Each ho]der of a claim or interest under the Plan will receive property that is not less than the amount that such holder would receive if the Debtor were liquidated under Chapter 7 of the Code on such date.


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


     7. Confirmation of the Plan is not likely to be followed by the liquidation or the need for futher financial reorganization of the Debtor or any successor to the Debtor under the Plan.

     8. That the Court shall retain jurisdiction for the purpose of resolution of any disputed claims and such other matters as are necessary to effectuate the Plan.

     9. The Debtor has provided to the Pennsylvania Department of Revenue a monthly detail of the Debtor's accounts that generated interest income for years 2001 and 2002 per the request of the Pennsylvania Department of Revcnue.

     10. The Debtor has filed with the Securities and Excbange Commission it delinquent reports as required by Secticn 13(a) of the Securities Exchange Act of 1934, including the 10K reports for 2002 and 2003, and all 1OQ reports through September 30, 2004.

     Therefore, in view of the findings herein, it is hereby ORDERED, ADJUDGED and DECREED that:

     11. The Second Amended Joint Plan of Reorganization dated August 3, 2004 be and hereby is CONFIRMED, subject to the following:

           A. The Debtor is authorized to implement the Second Amended Joint Plan of Reorganization and merger with cXc Services, Inc.:

           B. Tha Debtor shall file its federal and state tax returns for tax year 2003 within 20 days after the date of th is Order. The taxing authorities shall file any claims based ou tax year 2003 within 60 of the date the 2003 return(s) are filed; &

           C. Pursuant to 11 U.S.C. ss. 1145(a)b the securities of the Debtor issued to, or retained by, claimants or interestholders pursuant to the Second Amended Plan are exempt from registration under Sections of the Securities Act of l933 and any state or local law requiring registration for offer or sale, except with respect to an underwriter(as that term is defined in ll U.S.C. ss. 1145(b)).


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




                                            BY THE COURT:


                                            /s/  M. BRUCE McCULLOUGH
                                            -----------------------------------
                                                 M. BRUCE McCULLOUGH
                                                 UNITED STATES BANKRUPTCY JUDGE






CONTESTED TO:

/s/  NATHANIEL PUCHS
---------------------------------
     NATHANIEL PUCHS, Esq, counsel for
     SECURITIES AND EXCHANGE
     COMMISSION



/s/  CHRISTOS KATASAOUNIS
----------------------------------
     CHRISTOS KATASAOUNIS, Esq., counsel
     for Pennsylvania Department of Revenue



                                                     FILED


                                                     OCT 14, 2004

                                                     CLERK ????????????????????
                                                     WST DISTRICT PENNSYLVANIA


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